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                                                                    EXHIBIT 23.1



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this Registration Statement on Form S-1, as filed on March 20, 1998, of our report dated February 11, 1998 except information included under the caption Litigation in Note 11, Commitments and Contingencies as to which the date is March 18, 1998 on our audits of the consolidated financial statements of PCD Inc. as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts" and "Selected Financial Data".



                                                 /S/ COOPERS & LYBRAND L.L.P.


                                                 COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
March 20, 1998